UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K

                            Current Report
     Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)     January 5, 2006
                  --------------------------

                 Dynasil Corporation of America
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  (Exact name of registrant as specified in its charter)

     New Jersey                   000-27503         22-1734088
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(State or other                   (Commission     (IRSEmployer
jurisdiction of incorporation)    File Number)  Identification No.)


            385 Cooper Road, West Berlin, New Jersey 08091
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         (Address of principal executive offices)   (ZIP
Code)

Registrant's telephone number, including area code:  (856) 767-4600

                           Not Applicable
  ------------------------------------------------------------
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

      On January 5, 2006, Dynasil Corporation of America ("Registrant" or "Dynasil"), entered into two Business Loan Agreements with Susquehanna Patriot Bank ("Susquehanna") pursuant to which Dynasil (a) entered into a $449,345.58 principal amount term loan (the "term loan") and (b) a $200,000.00 principal amount line of credit facility (the "line of credit"). Proceeds of the term loan were used to repay and refinance Dynasil's previous mortgage loan with Premier Bank and proceeds of the line of credit will be used for general corporate purposes. The two Business Loan Agreements were entered into at arms-length between Dynasil and Susquehanna on terms and conditions, including without limitation, acceleration rights, events of default, Susquehanna's rights and remedies and similar provisions that Dynasil believes are customary for loans of this sort. In connection with the execution and delivery of the Business Loan Agreements, Dynasil also executed and delivered to Susquehanna customary forms of promissory notes, mortgages, security agreements and similar related documents.

      The term loan provides for repayment over a 10 year period at a fixed annual interest rate of 7.25% for the first 5 years, reset to a fixed annual interest rate of 300 basis points over the rate of United States Treasury Securities at the time of reset, with principal amortization over a 20 year period. The term loan is secured by (a) a first mortgage on Dynasil's New Jersey real estate and (b) a first lien on Dynasil's New Jersey operating assets.

      The line of credit is repayable on demand and carries an annual interest rate of one-half percent over the reported prime commercial rate of interest. It is secured by a second mortgage on Dynasil's New Jersey real estate and a third lien on Dynasil's New Jersey operating assets.

      Citizens Bank of Massachusetts ("Citizens") has lent funds to Dynasil's wholly-owned subsidiary, Optometrics Corporation ("Optometrics"). Dynasil has guaranteed those loans and the guarantees are collateralized, in part, by the stock of Optometrics and a second lien position on Dynasil's New Jersey operating assets. Citizens has agreed to subordinate its second lien position to permit the Susquehanna loan facilities to be put into place. Susquehanna has agreed to modify the standard terms and conditions of its Business Loan Agreement form to take account of and not conflict with the terms and provisions of the Citizens loans to Optometrics, Dynasil's guarantees of those loans and the dividend payment requirements of Dynasil's outstanding shares of preferred stock.

Item 1.02 Termination of a Material Definitive Agreement

      The information set forth under Item 1.01 is incorporated herein. By virtue of the transactions described under Item 1.01, Dynasil's mortgage loan with Premier Bank has been repaid and thereby terminated.

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Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of a Registrant

      The information set forth under Item 1.01 is incorporated herein.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements And Exhibits.

EXHIBIT INDEX

(c)  Exhibits

   10.10 Business Loan Agreement dated January 5, 2006 between Dynasil Corporation of America and Susquehanna Patriot Bank relating to $449,345.58 first mortgage loan.
   10.11 Business Loan Agreement dated January 5, 2006 between Dynasil Corporation of America and Susquehanna Patriot Bank relating to $200,000 line of credit.
   10.12 Promissory Note dated January 5, 2006 between Dynasil Corporation of America and Susquehanna Patriot Bank relating to $449,345.58 first mortgage loan.
   10.13 Promissory Note dated January 5, 2006 between Dynasil Corporation of America and Susquehanna Patriot Bank relating to $200,000 line of credit.
   10.14 Letter dated January 6, 2006 between Dynasil Corporation of America and Susquehanna Patriot Bank amending the Business Loan Agreements to the extent necessary to take account of certain other facts and circumstances.

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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DYNASIL CORPORATION OF AMERICA
                                   (Registrant)

Date:                         By   /s/
                               Craig T. Dunham
                               President

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